For the semi-annual period ended
June 30, 1997
File number 811-5657


                        SUB-ITEM 77Q1 Exhibits


                   (e) Amended Investment
Advisory Contract.





                INVESTMENT ADVISORY AGREEMENT


      AGREEMENT,  dated  April  15,
1997,  between The BlackRock Target
Term   Trust   Inc.  ("BTT")   (the
"Trust"),   a   corporation,    and
BlackRock   Financial   Management,
Inc.  (the  "Adviser"), a  Delaware
corporation.

     In consideration of the mutual
promises   and   agreement   herein
contained   and  other   good   and
valuable consideration, the receipt
of which is hereby acknowledged, it
is   agreed  by  and  between   the
parties hereto as follows:

1.  In General

      The  Adviser agrees,  all  as
more fully set forth herein, to act
as  investment adviser to the Trust
with  respect to the investment  of
the Trust's assets and to supervise
and   arrange   the   purchase   of
securities  for  and  the  sale  of
securities  held in the  investment
portfolio of the Trust.

2.   Duties and obligations of  the
Adviser with respect to investments
of assets of the Trust

     (a)  Subject to the succeeding
provisions  of  this  section   and
subject   to   the  direction   and
control  of  the Trust's  Board  of
Directors,  the Adviser  shall  (i)
act  as investment adviser for  and
supervise and manage the investment
and  reinvestment  of  the  Trust's
assets  and in connection therewith
have    complete   discretion    in
purchasing  and selling  securities
and  other assets for the Trust and
in  voting, exercising consents and
exercising    all   other    rights
appertaining to such securities and
other  assets  on  behalf  of   the
Trust;  (ii) supervise continuously
the investment program of the Trust
and    the   composition   of   its
investment  portfolio;  and   (iii)
arrange,  subject to the provisions
of  paragraph  3  hereof,  for  the
purchase and sale of securities and
other assets held in the investment
portfolio of the Trust.

     (b)  In the performance of its
duties  under  this Agreement,  the
Adviser  shall at all times conform
to, and act in accordance with, any
requirements  imposed  by  (i)  the
provisions    of   the   Investment
Company  Act  of 1940 (the  "Act"),
and of any rules or regulations  in
force  thereunder; (ii)  any  other
applicable provision of law;  (iii)
the  provisions of the Articles  of
Incorporation  and By-Laws  of  the
Trust,   as   such  documents   are
amended from time to time; (iv) the
investment  objective and  policies
of  the  Trust as set forth in  its
Registration Statement on Form N-2;
and    (v)    any   policies    and
determinations  of  the  Board   of
Directors of the Trust.

     (c)  The Adviser will bear all
costs  and expenses of its partners
and   employees  and  any  overhead
incurred  in  connection  with  its
duties hereunder and shall bear the
costs  of any salaries or directors
fees  of  any officers or directors
of  the  Trust  who are  affiliated
persons (as defined in the Act)  of
the  Adviser except that the  Board
of   Directors  of  the  Trust  may
approve   reimbursement   to    the
Adviser of the pro rata portion  of
the   salaries,   bonuses,   health
insurance, retirement benefits  and
all  similar employment  costs  for
the  time spent on Trust operations
(other   than  the  provisions   of
investment advice) of all personnel
employed by the Adviser who  devote
substantial    time    to     Trust
operations  or  the  operations  of
other  investment companies advised
by the Adviser.

      (d)   The Adviser shall  give
the  Trust the benefit of its  best
judgment  and  effort in  rendering
services hereunder, but the Adviser
shall not be liable for any act  or
omission  or for any loss sustained
by the Trust in connection with the
matters  to  which  this  Agreement
relates,  except a  loss  resulting
from willful misfeasance, bad faith
or    gross   negligence   in   the
performance  of its duties,  or  by
reason of its reckless disregard of
its  obligations and  duties  under
this Agreement.

     (e)  Nothing in this Agreement
shall  prevent the Adviser  or  any
partner, officer, employee or other
affiliate  thereof from  acting  as
investment  adviser for  any  other
person,  firm  or  corporation,  or
from  engaging in any other  lawful
activity, and shall not in any  way
limit  or  restrict the Adviser  or
any   of  its  partners,  officers,
employees  or  agents from  buying,
selling  or  trading any securities
for  its  or their own accounts  or
for the accounts of others for whom
it or they may be acting, provided,
however   that  the  Adviser   will
undertake  no activities which,  in
its judgment, will adversely affect
the  performance of its obligations
under this Agreement.

3.    Portfolio  Transactions   and
Brokerage

     The Adviser is authorized, for
the   purchase  and  sale  of   the
Trust's  portfolio  securities,  to
employ  such securities dealers  as
may,   in  the  judgment   of   the
Adviser,  implement the  policy  of
the  Trust to obtain the  best  net
results  taking into  account  such
factors as price, including  dealer
spread,   the   size,   type    and
difficulty   of   the   transaction
involved,   the   firm's    general
execution      and      operational
facilities and the firm's  risk  in
positioning     the      securities
involved.   Consistent  with   this
policy,  the Adviser is  authorized
to  direct  the  execution  of  the
Trust's  portfolio transactions  to
dealers   and  brokers   furnishing
statistical information or research
deemed by the Adviser to the useful
or  valuable to the performance  of
its  investment advisory  functions
for the Trust.

4.  Compensation of the Adviser

      (a)  The Trust agrees to  pay
to  the  Adviser  and  the  Adviser
agrees    to   accept    as    full
compensation   for   all   services
rendered by the Adviser as such,  a
fee computed and payable monthly in
an  amount  equal to  .45%  of  the
Trust's  average weekly  net  asset
value  on an annualized basis until
termination  of the Trust  pursuant
to  its  Articles of Incorporation.
For  any  period less than a  month
during which this Agreement  is  in
effect,  the fee shall be  prorated
according  to the proportion  which
such  period bears to a full  month
of  28,  29, 30 or 31 days, as  the
case may be.

      (b)   For  purposes  of  this
Agreement,  the net assets  of  the
Trust  shall be calculated pursuant
to   the   procedures  adopted   by
resolutions of the Directors of the
Trust for calculating the net asset
value  of  the  Trust's  shares  or
delegating  such  calculations   to
third parties.
5.  Indemnity

      (a)   The Trust hereby agrees
to  indemnify the Adviser and  each
of    the    Adviser's    partners,
officers,    employees,     agents,
associates and controlling  persons
and    the    partners,   officers,
employees   and   agents    thereof
(including   any   individual   who
serves  at the Advisers request  as
director, officer, partner, trustee
or the like of another corporation)
(each   such   person   being    an
"indemnitee")      against      any
liabilities and expenses, including
amounts  paid  in  satisfaction  of
judgments,  in  compromise  or   as
fines  and  penalties, and  counsel
fees (all as provided in accordance
with   applicable  corporate   law)
reasonably   incurred    by    such
indemnitee in connection  with  the
defense  or  disposition   of   any
action,  suit or other  proceeding,
whether  civil or criminal,  before
any  court  or  administrative   or
investigative body in which he  may
be  or may have been involved as  a
party or otherwise or with which he
may be or may have been threatened,
while  acting  in any capacity  set
forth  above in this Section  5  or
thereafter by reason of his  having
acted  in any such capacity, except
with  respect to any matter  as  to
which    he    shall   have    been
adjudicated  not to have  acted  in
good faith in the reasonable belief
that  his  action was in  the  best
interest    of   the   Trust    and
furthermore,  in the  case  of  any
criminal proceeding, so long as  he
had  no reasonable cause to believe
that   the  conduct  was  unlawful,
provided,  however,  that  (1)   no
indemnitee   shall  be  indemnified
hereunder against any liability  to
the  Trust  or its shareholders  or
any   expense  of  such  indemnitee
arising  by  reason of (i)  willful
misfeasance, (ii) bad faith,  (iii)
gross  negligence or (iv)  reckless
disregard of the duties involved in
the  conduct  of his position  (the
conduct referred to in such clauses
(i)  through  (iv) being  sometimes
referred  to  herein as  "disabling
conduct"),   (2) as to  any  matter
disposed  of  by  settlement  or  a
compromise    payment    by    such
indemnitee, pursuant to  a  consent
decree     or     otherwise,     no
indemnification  either  for   said
payment  or for any other  expenses
shall be provided unless there  has
been   a  determination  that  such
settlement or compromise is in  the
best  interests of  the  Trust  and
that  such  indemnitee  appears  to
have  acted  in good faith  in  the
reasonable  belief that his  action
was  in  the best interest  of  the
Trust and did not involve disabling
conduct by such indemnitee and  (3)
with respect to any action, suit or
other     proceeding    voluntarily
prosecuted  by  any  indemnitee  as
plaintiff, indemnification shall be
mandatory  only if the  prosecution
of   such  action,  suit  or  other
proceeding  by such indemnitee  was
authorized  by  a majority  of  the
full Board of the Trust.

      (b)   The  Trust  shall  make
advance payments in connection with
the   expenses  of  defending   any
action   with  respect   to   which
indemnification  might  be   sought
hereunder  if the Trust receives  a
written    affirmation    of    the
indemnitee's good faith belief that
the  standard of conduct  necessary
for  indemnification has  been  met
and   a   written  undertaking   to
reimburse  the Trust unless  it  is
subsequently determined that he  is
entitled  to  such  indemnification
and  if the directors of the  Trust
determine that the facts then known
to    them   would   not   preclude
indemnification.  In  addition,  at
least    one   of   the   following
conditions  must be met:   (A)  the
indemnitee shall provide a security
for his undertaking,  (B) the Trust
shall  be  insured  against  losses
arising  by  reason of  any  lawful
advances,  or (C) a majority  of  a
quorum  consisting of directors  of
the    Trust   who   are    neither
"interested  persons" of the  Trust
(as defined in Section 2(a)(19)  of
the   Act)  nor  parties   to   the
proceeding  ("Disinterested    Non-
Party      Directors")    or     an
independent  legal  counsel  in   a
written  opinion, shall  determine,
based   on  a  review  of   readily
available  facts (as opposed  to  a
full   trial-type  inquiry),   that
there is reason to believe that the
indemnitee ultimately will be found
entitled to indemnification.

      (c)   All determinations with
respect      to     indemnification
hereunder shall be made  (1)  by  a
final decision on the merits  by  a
court or other body before whom the
proceeding  was brought  that  such
indemnitee is not liable by  reason
of disabling conduct or, (2) in the
absence of such a decision, by  (i)
a  majority vote of a quorum of the
Disinterested  Non-party  Directors
of  the  Trust, or (ii) if  such  a
quorum  is not obtainable or  even,
if  obtainable, if a majority  vote
of    such   quorum   so   directs,
independent  legal  counsel  in   a
written        opinion.         All
determinations     that     advance
payments  in  connection  with  the
expense of defending any proceeding
shall  be authorized shall be  made
in  accordance with the immediately
preceding clause (2) above.

      The  rights accruing  to  any
indemnitee  under these  provisions
shall  not exclude any other  right
to   which   he  may  be   lawfully
entitled.

6.  Duration and Termination

      This  Agreement shall  become
effective   on  the  date   it   is
approved by the stockholder of  the
Trust  and shall continue in effect
for  a  period  of  two  years  and
thereafter from year to  year,  but
only  so  long as such continuation
is  specifically approved at  least
annually  in  accordance  with  the
requirements of the Act.

        This   Agreement   may   be
terminated  by the Adviser  at  any
time  without penalty  upon  giving
the Trust sixty days written notice
(which notice may be waived by  the
Trust) and may be terminated by the
Trust  at any time without  penalty
upon  giving the Adviser sixty days
notice  (which notice may be waived
by the Adviser), provided that such
termination by the Trust  shall  be
directed or approved by the vote of
a  majority of the Directors of the
Trust  in office at the time or  by
the  vote  of  the  holders  of   a
"majority" (as defined in the  Act)
of  the  voting securities  of  the
Trust  at the time outstanding  and
entitled  to vote.  This  Agreement
shall  terminate  automatically  in
the  event  of  its assignment  (as
"assignment"  is  defined  in   the
Act).


7.  Notices

        Any   notice   under   this
Agreement  shall be in  writing  to
the other party at such address  as
the  other party may designate from
time  to  time for the  receipt  of
such notice and shall be deemed  to
be  received on the earlier of  the
date  actually received or  on  the
fourth  day  after the postmark  if
such  notice is mailed first  class
postage pre-paid.

8.  Governing Law

       This   Agreement  shall   be
construed  in accordance  with  the
laws  of the State of New York  for
contracts to be performed  entirely
therein without reference to choice
of  law  principles thereof and  in
accordance   with  the   applicable
provisions of the Act.

       IN   WITNESS  WHEREOF,   the
parties  hereto  have  caused   the
foregoing instrument to be executed
by  their duly authorized officers,
all  as  of  the day and  the  year
first above written.



                     THE  BLACKROCK
TRUSTS




By_________________________________
______
                          Ralph  L.
Schlosstein,
                         President




                          BLACKROCK
FINANCIAL MANAGEMENT, INC.




By_________________________________
______
                           Laurence
D. Fink,
                         Chairman &
Chief Executive Officer